Brookline Bancorp Announces Fourth Quarter Results

Net Income of $13.3 million, EPS of $0.19

BOSTON, Jan. 27, 2016 /PRNewswire/ -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the "Company") today announced net income of $13.3 million, or $0.19 per basic and diluted share, for the fourth quarter of 2015, compared to $12.9 million, or $0.18 per basic and diluted share, for the third quarter of 2015.

For the year ended December 31, 2015, the Company reported net income of $49.8 million, or $0.71 per basic and diluted share, compared to $43.3 million, or $0.62 per basic and diluted share, for the year ended December 31, 2014.

Paul Perrault, President and Chief Executive Officer of the Company, stated: "We are pleased to finish 2015 with over 15 percent growth in earnings. During the year we exited the indirect auto business to focus our resources and capital on serving our commercial real estate, commercial and consumer relationships. Excluding the indirect auto business, we grew our loan balances over 10 percent and our demand deposits grew over 7 percent. Our asset quality remains strong and our Company continues to be well-capitalized. I am grateful to all our employees who have demonstrated dedication and commitment to accomplishing these outstanding results. Our Company is solidly positioned to achieve continued success in 2016."

BALANCE SHEET

Total assets at December 31, 2015 increased $202.8 million to $6.0 billion from $5.8 billion at September 30, 2015, and increased $241.4 million from $5.8 billion at December 31, 2014. The increase in total assets of 13.9 percent on an annualized basis during the fourth quarter of 2015 was primarily driven by increases in loans and leases. At December 31, 2015, total loans and leases were $5.0 billion, representing an increase of $166.4 million from September 30, 2015, and an increase of $172.9 million from December 31, 2014. During the fourth quarter of 2015, total loans and leases grew 13.8 percent on an annualized basis. Strong loan growth continued in the total commercial real estate and commercial loan and lease portfolios, which increased $152.7 million during the fourth quarter of 2015, or 15.7 percent on an annualized basis.

Cash, cash equivalents, and investment securities at December 31, 2015 increased $45.5 million to $682.4 million, or 11.3 percent of total assets, as compared to $636.9 million, or 10.9 percent of total assets, at September 30, 2015, and increased approximately $68.4 million from $614.0 million, or 10.6 percent of total assets, at December 31, 2014.

Total deposits at December 31, 2015 increased $161.4 million to $4.3 billion from $4.1 billion at September 30, 2015 and increased $347.9 million from $4.0 billion at December 31, 2014. During the fourth quarter of 2015, balances increased in all deposit account types. Core deposits, which consist of demand checking, NOW, savings, and money market accounts, increased $138.0 million from September 30, 2015 and increased $206.7 million from December 31, 2014. Core deposits as a percentage of total deposits also increased slightly to 74.7 percent at December 31, 2015 from 74.3 percent at September 30, 2015, but decreased from 76.1 percent at December 31, 2014. The average cost of deposits increased slightly to 0.52 percent for the three months ended December 31, 2015 from 0.51 percent for the three months ended September 30, 2015.

Total borrowings at December 31, 2015 increased $22.8 million to $983.0 million from $960.2 million at September 30, 2015 and decreased $143.4 million from $1.1 billion at December 31, 2014 as proceeds from the sale of indirect automobile loans in the first quarter were used to pay down short term borrowings.

The ratio of stockholders' equity to total assets was 11.05 percent at December 31, 2015, as compared to 11.36 percent at September 30, 2015 and 11.06 percent at December 31, 2014. The ratio of tangible stockholders' equity to tangible assets was 8.81 percent at December 31, 2015, as compared to 9.04 percent at September 30, 2015 and 8.68 percent at December 31, 2014.

NET INTEREST INCOME

Net interest income increased $1.5 million to $50.1 million during the fourth quarter of 2015 from the previous quarter. The net interest margin remained constant at 3.54 percent during the fourth quarter of 2015. The increase in net interest income included the accelerated recognition of $1.0 million related to several acquired loans which paid off during the quarter with the remaining increase of $0.5 million primarily driven by increased interest income from higher loan balances, partially offset by increased interest expense from higher deposit balances.

PROVISION FOR LOAN AND LEASE LOSSES

The Company recorded a provision for loan and lease losses of $1.7 million for the quarter ended December 31, 2015, consistent with the previous quarter.

Net charge-offs decreased $0.2 million to $1.4 million for the fourth quarter of 2015 from $1.6 million for the third quarter of 2015. The ratio of net charge-offs to average loans on an annualized basis decreased to 11 basis points for the fourth quarter of 2015 from 13 basis points for the third quarter of 2015.

The allowance for loan and lease losses represented 1.14 percent of total loans and leases at December 31, 2015, compared to 1.17 percent at September 30, 2015, and 1.11 percent at December 31, 2014. The allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases was 1.20 percent at December 31, 2015, compared to 1.25 percent at September 30, 2015 and 1.20 percent at December 31, 2014.

NON-INTEREST INCOME

Non-interest income for the quarter ended December 31, 2015 increased $1.3 million to $6.1 million from $4.8 million for the previous quarter. The increase was primarily driven by an increase of $0.7 million in loan level derivative income, an increase of $0.3 million in loan level derivative mark to market adjustments recorded in other income and an increase of $0.2 million in gain on sales of loans and leases held-for-sale.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended December 31, 2015 increased $1.1 million to $32.3 million from $31.3 million for the previous quarter. The increase was primarily driven by an increase of $0.9 million in compensation and employee benefits, largely associated with performance based incentives.

PROVISION FOR INCOME TAXES

The effective tax rate was 37.0 percent and 35.9 percent for the three months and twelve months ended December 31, 2015, respectively.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The return on average assets remained unchanged at 0.89 percent during the fourth quarter of 2015. The return on average tangible assets increased to 0.92 percent for the fourth quarter of 2015 from 0.91 percent for the third quarter of 2015.

The return on average stockholders' equity increased during the fourth quarter of 2015 to 7.99 percent from 7.81 percent for the third quarter of 2015. The return on average tangible stockholders' equity increased to 10.28 percent for the fourth quarter of 2015 from 10.11 percent for the third quarter of 2015.

ASSET QUALITY

Nonperforming loans and leases decreased $0.4 million during the fourth quarter of 2015 to $19.3 million at December 31, 2015 from the previous quarter. The ratio of nonperforming loans and leases to total loans and leases decreased to 0.39 percent at December 31, 2015 from the previous quarter. Nonperforming assets also decreased $0.3 million to $20.7 million, or 0.34 percent of total assets, at December 31, 2015.

DIVIDEND DECLARED

The Company's Board of Directors approved a dividend of $0.09 per share for the quarter ended December 31, 2015. The dividend will be paid on February 26, 2016 to stockholders of record on February 12, 2016.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Standard Time on Thursday, January 28, 2016 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 877-504-4120 (United States) or 412-902-6650 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for the playback is 10073581. The call will be available live and in a recorded version on the Company's website under "Investor Relations" at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $6.0 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company's Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share, tangible stockholders' equity to tangible assets, return on average tangible assets and return on average tangible stockholders' equity. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended					At and for the Twelve Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(Dollars In Thousands Except Per Share Data)
Earnings Data:
Net interest income	$ 50,078	$ 48,587	$ 47,172	$ 48,528	$ 47,576	$ 194,365	$ 189,068
Provision for credit losses	1,520	1,755	1,913	2,263	1,724	7,451	8,477
Non-interest income*	6,063	4,784	4,867	4,470	4,541	20,184	20,180
Non-interest expense	32,329	31,270	30,452	31,326	32,455	125,377	129,160
Income before provision for income taxes*	22,292	20,346	19,674	19,409	17,938	81,721	71,611
Net income attributable to Brookline Bancorp, Inc.*	13,327	12,888	11,865	11,703	10,875	49,782	43,288

Performance Ratios:
Net interest margin (1)	3.54%	3.54%	3.49%	3.57%	3.49%	3.54%	3.61%
Interest-rate spread (1)	3.42%	3.41%	3.32%	3.36%	3.37%	3.37%	3.48%
Return on average assets*	0.89%	0.89%	0.82%	0.80%	0.76%	0.85%	0.78%
Return on average tangible assets (non-GAAP)*	0.92%	0.91%	0.85%	0.82%	0.78%	0.87%	0.80%
Return on average stockholders' equity*	7.99%	7.81%	7.24%	7.22%	6.79%	7.57%	6.86%
Return on average tangible stockholders' equity (non-GAAP)*	10.28%	10.11%	9.40%	9.41%	8.90%	9.80%	9.06%
Efficiency ratio*	57.59%	58.59%	58.52%	59.11%	62.27%	58.44%	61.73%

Per Common Share Data:
Net income — Basic*	$ 0.19	$ 0.18	$ 0.17	$ 0.17	$ 0.16	$ 0.71	$ 0.62
Net income — Diluted*	0.19	0.18	0.17	0.17	0.16	0.71	0.62
Cash dividends declared	0.090	0.090	0.090	0.085	0.085	0.355	0.340
Book value per share (end of period)*	9.51	9.45	9.33	9.30	9.16	9.51	9.16
Tangible book value per share (end of period) (non-GAAP)*	7.39	7.33	7.19	7.15	7.00	7.39	7.00
Stock price (end of period)	11.50	10.14	11.29	10.05	10.03	11.50	10.03

Balance Sheet:
Total assets*	$ 6,042,338	$ 5,839,529	$ 5,782,934	$ 5,755,146	$ 5,800,948	$ 6,042,338	$ 5,800,948
Total loans and leases	4,995,540	4,829,152	4,729,581	4,634,594	4,822,607	4,995,540	4,822,607
Total deposits	4,306,018	4,144,577	4,129,408	4,114,795	3,958,106	4,306,018	3,958,106
Brookline Bancorp, Inc. stockholders' equity*	667,485	663,468	653,516	651,319	641,818	667,485	641,818

Asset Quality:
Nonperforming assets	$ 20,676	$ 21,025	$ 25,874	$ 24,757	$ 15,170	$ 20,676	$ 15,170
Nonperforming assets as a percentage of total assets*	0.34%	0.36%	0.45%	0.43%	0.26%	0.34%	0.26%
Allowance for loan and lease losses	$ 56,739	$ 56,472	$ 56,398	$ 55,106	$ 53,659	$ 56,739	$ 53,659
Allowance for loan and lease losses as a percentage of total loans and leases	1.14%	1.17%	1.19%	1.19%	1.11%	1.14%	1.11%
Net loan and lease charge-offs	$ 1,389	$ 1,599	$ 501	$ 854	$ 874	$ 4,343	$ 3,053
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.11%	0.13%	0.04%	0.07%	0.07%	0.09%	0.07%

Capital Ratios:
Stockholders' equity to total assets*	11.05%	11.36%	11.30%	11.32%	11.06%	11.05%	11.06%
Tangible stockholders' equity to tangible assets (non-GAAP)*	8.81%	9.04%	8.94%	8.93%	8.68%	8.81%	8.68%

(1) Calculated on a fully tax-equivalent basis.

(*) Previously reported amounts prior to January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$ 28,753	$ 27,299	$ 43,363	$ 35,118	$ 36,893
Short-term investments	46,736	19,745	48,513	162,003	25,830
Total cash and cash equivalents	75,489	47,044	91,876	197,121	62,723
Investment securities available-for-sale	513,201	526,764	530,476	565,115	550,761
Investment securities held-to-maturity	93,757	63,097	60,511	500	500
Total investment securities	606,958	589,861	590,987	565,615	551,261
Loans and leases held-for-sale	13,383	10,992	12,482	787	1,537
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	1,875,592	1,810,550	1,758,281	1,714,140	1,680,082
Multi-family mortgage	658,480	614,560	627,571	652,500	639,706
Construction	130,322	138,261	127,506	134,247	148,013
Total commercial real estate loans	2,664,394	2,563,371	2,513,358	2,500,887	2,467,801
Commercial loans and leases:
Commercial	592,531	580,711	578,548	560,344	514,077
Equipment financing	721,890	684,331	648,447	614,301	601,424
Condominium association	59,875	57,562	55,185	52,707	51,593
Total commercial loans and leases	1,374,296	1,322,604	1,282,180	1,227,352	1,167,094
Indirect automobile loans	13,678	16,294	19,377	23,335	316,987
Consumer loans:
Residential mortgage	616,449	606,063	603,073	578,994	571,920
Home equity	314,553	308,371	299,396	292,198	287,058
Other consumer	12,170	12,449	12,197	11,828	11,747
Total consumer loans	943,172	926,883	914,666	883,020	870,725
Total loans and leases	4,995,540	4,829,152	4,729,581	4,634,594	4,822,607
Allowance for loan and lease losses	(56,739)	(56,472)	(56,398)	(55,106)	(53,659)
Net loans and leases	4,938,801	4,772,680	4,673,183	4,579,488	4,768,948
Restricted equity securities	66,117	75,553	75,553	74,804	74,804
Premises and equipment, net of accumulated depreciation	78,156	77,472	77,892	79,252	80,619
Deferred tax asset	26,817	25,730	28,466	25,834	27,687
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net of accumulated amortization	10,633	11,357	12,082	12,806	13,544
Other real estate owned and repossessed assets	1,343	1,301	2,412	2,023	1,456
Other assets*	86,751	89,649	80,111	79,526	80,479
Total assets*	$ 6,042,338	$ 5,839,529	$ 5,782,934	$ 5,755,146	$ 5,800,948
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$ 799,117	$ 785,210	$ 783,331	$ 729,932	$ 726,118
Interest-bearing deposits:
NOW accounts	283,972	254,767	247,172	237,200	235,063
Savings accounts	540,788	500,104	532,184	571,030	531,727
Money market accounts	1,594,269	1,540,104	1,523,798	1,525,053	1,518,490
Certificate of deposit accounts	1,087,872	1,064,392	1,042,923	1,051,580	946,708
Total interest-bearing deposits	3,506,901	3,359,367	3,346,077	3,384,863	3,231,988
Total deposits	4,306,018	4,144,577	4,129,408	4,114,795	3,958,106
Borrowed funds:
Advances from the FHLBB	861,866	848,913	823,452	806,491	1,004,026
Subordinated debentures and notes	82,936	82,873	82,850	82,806	82,763
Other borrowed funds	38,227	28,434	31,346	35,628	39,615
Total borrowed funds	983,029	960,220	937,648	924,925	1,126,404
Mortgagors' escrow accounts	7,516	7,996	7,494	8,414	8,501
Accrued expenses and other liabilities	72,289	57,996	49,792	51,046	61,332
Total liabilities	5,368,852	5,170,789	5,124,342	5,099,180	5,154,343
Stockholders' equity:
Brookline Bancorp, Inc. stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 75,744,445 shares issued	757	757	757	757	757
Additional paid-in capital	616,899	616,252	618,044	617,845	617,475
Retained earnings, partially restricted*	109,675	102,684	96,128	90,589	84,860
Accumulated other comprehensive income (loss)	(2,476)	1,191	(1,775)	1,747	(1,622)
Treasury stock, at cost;
4,861,085 shares, 5,048,525 shares, 5,042,238 shares, 5,040,571 shares, and 5,035,956 shares, respectively	(56,208)	(56,202)	(58,372)	(58,301)	(58,282)
Unallocated common stock held by the Employee Stock Ownership Plan;
222,645 shares, 232,224 shares, 241,803 shares, 251,382 shares, and 261,453 shares respectively	(1,162)	(1,214)	(1,266)	(1,318)	(1,370)
Total Brookline Bancorp, Inc. stockholders' equity*	667,485	663,468	653,516	651,319	641,818
Noncontrolling interest in subsidiary	6,001	5,272	5,076	4,647	4,787
Total stockholders' equity*	673,486	668,740	658,592	655,966	646,605
Total liabilities and stockholders' equity*	$ 6,042,338	$ 5,839,529	$ 5,782,934	$ 5,755,146	$ 5,800,948

(*) Previously reported amounts prior to January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$ 54,814	$ 52,725	$ 51,684	$ 53,381	$ 52,637
Debt securities	2,936	2,866	2,931	2,683	2,596
Marketable and restricted equity securities	668	1,079	491	524	564
Short-term investments	30	17	60	21	29
Total interest and dividend income	58,448	56,687	55,166	56,609	55,826
Interest expense:
Deposits	4,554	4,326	4,296	4,304	4,320
Borrowed funds	3,816	3,774	3,698	3,777	3,930
Total interest expense	8,370	8,100	7,994	8,081	8,250
Net interest income	50,078	48,587	47,172	48,528	47,576
Provision for credit losses	1,520	1,755	1,913	2,263	1,724
Net interest income after provision for credit losses	48,558	46,832	45,259	46,265	45,852
Non-interest income:
Deposit fees	2,208	2,261	2,195	2,066	2,177
Loan fees	364	205	271	342	286
Loan level derivative income, net	1,556	900	941	—	562
Gain/(loss) on sales of securities, net	—	—	—	—	78
Gain on sales of loans and leases held-for-sale	614	446	279	869	368
(Loss)/gain on sale/disposals of premises and equipment, net	—	—	—	—	—
Litigation settlement	—	—	—	—	—
Other	1,321	972	1,181	1,193	1,070
Total non-interest income*	6,063	4,784	4,867	4,470	4,541
Non-interest expense:
Compensation and employee benefits	18,788	17,875	17,085	17,524	18,216
Occupancy	3,482	3,535	3,437	3,472	3,401
Equipment and data processing	3,537	3,600	3,680	4,020	4,102
Professional services	951	984	1,163	1,094	1,159
FDIC insurance	883	929	831	867	782
Advertising and marketing	903	878	823	748	872
Amortization of identified intangible assets	724	725	724	738	827
Other	3,061	2,744	2,709	2,863	3,096
Total non-interest expense	32,329	31,270	30,452	31,326	32,455
Income before provision for income taxes*	22,292	20,346	19,674	19,409	17,938
Provision for income taxes*	8,237	6,897	7,115	7,104	6,586
Net income before noncontrolling interest in subsidiary*	14,055	13,449	12,559	12,305	11,352
Less net income attributable to noncontrolling interest in subsidiary	728	561	694	602	477
Net income attributable to Brookline Bancorp, Inc.*	$ 13,327	$ 12,888	$ 11,865	$ 11,703	$ 10,875
Earnings per common share:*
Basic	$ 0.19	$ 0.18	$ 0.17	$ 0.17	$ 0.16
Diluted	$ 0.19	$ 0.18	$ 0.17	$ 0.17	$ 0.16
Weighted average common shares outstanding during the period:
Basic	70,177,382	70,129,056	70,049,829	70,036,090	70,024,495
Diluted	70,318,657	70,240,020	70,215,850	70,164,105	70,130,243
Dividends declared per common share	$ 0.090	$ 0.090	$ 0.090	$ 0.085	$ 0.085

(*) Previously reported amounts prior to January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Twelve Months Ended December 31,
	2015	2014
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$ 212,604	$ 206,781
Debt securities	11,416	9,527
Marketable and restricted equity securities	2,762	2,072
Short-term investments	128	102
Total interest and dividend income	226,910	218,482
Interest expense:
Deposits	17,480	17,060
Borrowed funds	15,065	12,354
Total interest expense	32,545	29,414
Net interest income	194,365	189,068
Provision for credit losses	7,451	8,477
Net interest income after provision for credit losses	186,914	180,591
Non-interest income:
Deposit Fees	8,730	8,692
Loan Fees	1,186	1,010
Loan level derivative income, net	3,397	946
Loss on sales of investment securities, net	—	65
Gain on sales of loans and leases held-for-sale	2,208	1,651
Gain on sale/disposals of premises and equipment, net	—	1,502
Other	4,663	6,314
Total non-interest income*	20,184	20,180
Non-interest expense:
Compensation and employee benefits	71,272	71,801
Occupancy	13,926	14,294
Equipment and data processing	14,837	17,020
Professional services	4,192	5,357
FDIC insurance	3,510	3,362
Advertising and marketing	3,352	3,058
Amortization of identified intangible assets	2,911	3,343
Other	11,377	10,925
Total non-interest expense	125,377	129,160
Income before provision for income taxes*	81,721	71,611
Provision for income taxes*	29,353	26,286
Net income before noncontrolling interest in subsidiary*	52,368	45,325
Less net income attributable to noncontrolling interest in subsidiary	2,586	2,037
Net income attributable to Brookline Bancorp, Inc.*	$ 49,782	$ 43,288
Earnings per common share:
Basic	$ 0.71	$ 0.62
Diluted	$ 0.71	$ 0.62
Weighted average common shares outstanding during the period:
Basic	70,098,561	69,945,028
Diluted	70,235,868	70,054,815
Dividends declared per common share	$ 0.355	$ 0.340

(*) Previously reported amounts prior to January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$ 5,482	$ 3,155	$ 3,174	$ 3,250	$ 1,009
Multi-family mortgage	291	309	309	—	—
Total commercial real estate loans	5,773	3,464	3,483	3,250	1,009

Commercial	6,264	8,326	12,316	12,039	5,196
Equipment financing	2,610	2,896	2,639	2,321	3,223
Total commercial loans and leases	8,874	11,222	14,955	14,360	8,419

Indirect automobile loans	675	629	417	468	645

Residential mortgage	2,225	2,539	2,421	2,632	1,682
Home equity	1,757	1,818	2,144	1,979	1,918
Other consumer	29	52	42	45	41
Total consumer loans	4,011	4,409	4,607	4,656	3,641

Total nonaccrual loans and leases	19,333	19,724	23,462	22,734	13,714

Other real estate owned	729	1,149	1,676	1,043	953
Other repossessed assets	614	152	736	980	503
Total nonperforming assets	$ 20,676	$ 21,025	$ 25,874	$ 24,757	$ 15,170

Loans and leases past due greater than 90 days and still accruing	$ 8,690	$ 8,792	$ 10,220	$ 8,061	$ 6,008

Troubled debt restructurings on accrual	17,953	17,746	14,205	14,184	14,815
Troubled debt restructurings on nonaccrual	4,965	5,960	5,981	6,126	5,625
Total troubled debt restructurings	$ 22,918	$ 23,706	$ 20,186	$ 20,310	$ 20,440

Nonperforming loans and leases as a percentage of total loans and leases	0.39%	0.41%	0.50%	0.49%	0.28%
Nonperforming assets as a percentage of total assets*	0.34%	0.36%	0.45%	0.43%	0.26%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$ 56,472	$ 56,398	$ 55,106	$ 53,659	$ 52,822
Charge-offs	(1,929)	(1,931)	(1,029)	(1,665)	(1,068)
Recoveries	540	332	528	811	194
Net charge-offs	(1,389)	(1,599)	(501)	(854)	(874)
Provision for loan and lease losses	1,656	1,673	1,793	2,301	1,711
Allowance for loan and lease losses at end of period	$ 56,739	$ 56,472	$ 56,398	$ 55,106	$ 53,659

Allowance for loan and lease losses as a percentage of total loans and leases	1.14%	1.17%	1.19%	1.19%	1.11%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases (non-GAAP)	1.20%	1.25%	1.27%	1.28%	1.20%

NET CHARGE-OFFS:
Commercial real estate loans	$ —	$ —	$ 162	$ 388	$ 62
Commercial loans and leases	1,302	1,276	151	238	480
Indirect automobile loans	3	117	(13)	239	281
Consumer loans	84	206	201	(11)	51
Total net charge-offs	$ 1,389	$ 1,599	$ 501	$ 854	$ 874

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.11%	0.13%	0.04%	0.07%	0.07%

(*) Previously reported amounts prior to January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	December 31, 2015			September 30, 2015			December 31, 2014
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$ 601,590	$ 2,992	1.99%	$ 587,804	$ 2,904	1.98%	$ 524,341	$ 2,596	1.98%
Marketable and restricted equity securities (2)	66,659	667	4.01%	76,530	1,111	5.81%	76,133	596	3.13%
Short-term investments	54,514	30	0.22%	36,163	17	0.19%	57,047	29	0.20%
Total investments	722,763	3,689	2.04%	700,497	4,032	2.30%	657,521	3,221	1.96%
Loans and Leases:
Commercial real estate loans (3)	2,603,238	27,072	4.16%	2,531,729	26,739	4.22%	2,422,804	26,243	4.33%
Commercial loans (3)	656,760	7,119	4.25%	636,756	6,570	4.05%	562,180	5,944	4.14%
Equipment financing (3)	698,049	11,831	6.78%	664,010	11,300	6.81%	588,886	9,951	6.76%
Indirect automobile loans (3)	14,991	144	3.81%	17,872	182	4.05%	334,919	2,587	3.06%
Residential mortgage loans (3)	619,959	5,450	3.52%	613,678	5,437	3.54%	569,896	5,143	3.61%
Other consumer loans (3)	323,659	3,419	4.19%	315,402	2,707	3.40%	293,117	2,959	4.01%
Total loans and leases	4,916,656	55,035	4.48%	4,779,447	52,935	4.43%	4,771,802	52,827	4.43%
Total interest-earning assets	5,639,419	58,724	4.17%	5,479,944	56,967	4.16%	5,429,323	56,048	4.13%
Allowance for loan and lease losses	(57,182)			(56,833)			(53,542)
Non-interest-earning assets*	374,954			367,358			381,934
Total assets*	$ 5,957,191			$ 5,790,469			$ 5,757,715

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$ 263,893	47	0.07%	$ 246,163	44	0.07%	$ 229,897	45	0.08%
Savings accounts	517,333	301	0.23%	516,877	257	0.20%	528,557	292	0.22%
Money market accounts	1,608,959	1,762	0.43%	1,550,477	1,664	0.43%	1,537,740	1,994	0.51%
Certificates of deposit	1,054,872	2,444	0.92%	1,043,418	2,361	0.88%	915,294	1,989	0.86%
Total interest-bearing deposits	3,445,057	4,554	0.52%	3,356,935	4,326	0.51%	3,211,488	4,320	0.53%
Borrowings
Advances from the FHLBB	836,939	2,536	1.19%	801,379	2,495	1.22%	1,005,585	2,662	1.04%
Subordinated debentures and notes	82,906	1,252	6.04%	82,866	1,251	6.04%	82,743	1,250	6.04%
Other borrowed funds	33,459	28	0.33%	32,134	28	0.34%	33,667	18	0.21%
Total borrowings	953,304	3,816	1.57%	916,379	3,774	1.61%	1,121,995	3,930	1.37%
Total interest-bearing liabilities	4,398,361	8,370	0.75%	4,273,314	8,100	0.75%	4,333,483	8,250	0.76%
Non-interest-bearing liabilities:
Demand checking accounts	806,348			793,785			720,231
Other non-interest-bearing liabilities	79,492			58,414			58,831
Total liabilities	5,284,201			5,125,513			5,112,545
Brookline Bancorp, Inc. stockholders' equity*	667,471			659,761			640,706
Noncontrolling interest in subsidiary	5,519			5,195			4,464
Total liabilities and equity*	$ 5,957,191			$ 5,790,469			$ 5,757,715
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		50,354	3.42%		48,867	3.41%		47,798	3.37%
Less adjustment of tax-exempt income		276			280			222
Net interest income		$ 50,078			$ 48,587			$ 47,576
Net interest margin (5)			3.54%			3.54%			3.49%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

(*) Previously reported amounts prior to January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Twelve Months Ended
	December 31, 2015			December 31, 2014
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$ 583,921	$ 11,521	1.97%	$ 518,920	$ 9,531	1.84%
Marketable and restricted equity securities (2)	73,808	2,793	3.78%	72,151	2,112	2.93%
Short-term investments	56,520	128	0.23%	45,560	102	0.22%
Total investments	714,249	14,442	2.02%	636,631	11,745	1.84%
Loans and Leases:
Commercial real estate loans (3)	2,529,566	106,447	4.21%	2,324,934	103,324	4.42%
Commercial loans (3)	636,084	26,590	4.13%	522,208	21,341	4.04%
Equipment financing (3)	650,376	44,468	6.84%	554,240	39,807	7.18%
Indirect automobile loans (3)	83,218	2,686	3.23%	366,217	11,812	3.23%
Residential mortgage loans (3)	600,072	21,455	3.58%	551,481	19,957	3.62%
Other consumer loans (3)	311,855	11,792	3.78%	280,663	11,189	3.98%
Total loans and leases	4,811,171	213,438	4.44%	4,599,743	207,430	4.51%
Total interest-earning assets	5,525,420	227,880	4.12%	5,236,374	219,175	4.19%
Allowance for loan and lease losses	(55,950)			(51,480)
Non-interest-earning assets*	371,279			371,330
Total assets*	$ 5,840,749			$ 5,556,224

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$ 249,204	179	0.07%	$ 220,377	171	0.08%
Savings accounts	532,496	1,094	0.21%	518,741	1,197	0.23%
Money market accounts	1,560,437	6,935	0.44%	1,526,915	7,846	0.51%
Certificates of deposit	1,045,328	9,272	0.89%	911,072	7,846	0.86%
Total interest-bearing deposits	3,387,465	17,480	0.52%	3,177,105	17,060	0.54%
Borrowings
Advances from the FHLBB	840,123	9,950	1.17%	935,400	10,535	1.11%
Subordinated debentures and notes	82,846	5,001	6.04%	30,766	1,740	5.66%
Other borrowed funds	34,468	114	0.33%	28,568	79	0.28%
Total borrowings	957,437	15,065	1.55%	994,734	12,354	1.22%
Total interest-bearing liabilities	4,344,902	32,545	0.75%	4,171,839	29,414	0.71%
Non-interest-bearing liabilities:
Demand checking accounts	770,045			700,815
Other non-interest-bearing liabilities	62,914			48,378
Total liabilities	5,177,861			4,921,032
Brookline Bancorp, Inc. stockholders' equity*	657,841			630,966
Noncontrolling interest in subsidiary	5,047			4,226
Total liabilities and equity*	$ 5,840,749			$ 5,556,224
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		195,335	3.37%		189,761	3.48%
Less adjustment of tax-exempt income		970			693
Net interest income		$ 194,365			$ 189,068
Net interest margin (5)			3.54%			3.61%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

(*) Previously reported amounts prior to January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

	At and for the Three Months Ended					At and for the Twelve Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(Dollars in Thousands)

Net income, as reported*	$ 13,327	$ 12,888	$ 11,865	$ 11,703	$ 10,875	$ 49,782	$ 43,288

Average total assets*	$ 5,957,191	$ 5,790,469	$ 5,762,620	$ 5,852,114	$ 5,757,715	$ 5,840,749	$ 5,556,224
Less: Average goodwill and average identified intangible assets, net	148,930	149,669	150,385	151,125	151,932	150,020	153,170
Average tangible assets*	$ 5,808,261	$ 5,640,800	$ 5,612,235	$ 5,700,989	$ 5,605,783	$ 5,690,729	$ 5,403,054

Return on average tangible assets (annualized)*	0.92%	0.91%	0.85%	0.82%	0.78%	0.87%	0.80%

Average total stockholders' equity*	$ 667,471	$ 659,761	$ 655,223	$ 648,683	$ 640,706	$ 657,841	$ 630,966
Less: Average goodwill and average identified intangible assets, net	148,930	149,669	150,385	151,125	151,932	150,020	153,170
Average tangible stockholders' equity*	$ 518,541	$ 510,092	$ 504,838	$ 497,558	$ 488,774	$ 507,821	$ 477,796

Return on average tangible stockholders' equity (annualized)*	10.28%	10.11%	9.40%	9.41%	8.90%	9.80%	9.06%

Brookline Bancorp, Inc. stockholders' equity*	$ 667,485	$ 663,468	$ 653,516	$ 651,319	$ 641,818	$ 667,485	$ 641,818
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net	10,633	11,357	12,082	12,806	13,544	10,633	13,544
Tangible stockholders' equity*	$ 518,962	$ 514,221	$ 503,544	$ 500,623	$ 490,384	$ 518,962	$ 490,384

Total assets*	$ 6,042,338	$ 5,839,529	$ 5,782,934	$ 5,755,146	$ 5,800,948	$ 6,042,338	$ 5,800,948
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net	10,633	11,357	12,082	12,806	13,544	10,633	13,544
Tangible assets*	$ 5,893,815	$ 5,690,282	$ 5,632,962	$ 5,604,450	$ 5,649,514	$ 5,893,815	$ 5,649,514

Tangible stockholders' equity to tangible assets*	8.81%	9.04%	8.94%	8.93%	8.68%	8.81%	8.68%

Tangible stockholders' equity*	$ 518,962	$ 514,221	$ 503,544	$ 500,623	$ 490,384	$ 518,962	$ 490,384

Number of common shares issued	75,744,445	75,744,445	75,744,445	75,744,445	75,744,445	75,744,445	75,744,445
Less:
Treasury shares	4,861,554	4,861,085	5,048,525	5,042,238	5,040,571	4,861,554	5,040,571
Unallocated ESOP shares	213,066	222,645	232,224	241,803	251,382	213,066	251,382
Unvested restricted shares	486,035	486,999	406,566	418,035	419,702	486,035	419,702
Number of common shares outstanding	70,183,790	70,173,716	70,057,130	70,042,369	70,032,790	70,183,790	70,032,790

Tangible book value per common share*	$ 7.39	$ 7.33	$ 7.19	$ 7.15	$ 7.00	$ 7.39	$ 7.00

Allowance for loan and lease losses	$ 56,739	$ 56,472	$ 56,398	$ 55,106	$ 53,659	$ 56,739	$ 53,659
Less:
Allowance for acquired loans and leases losses	1,752	2,048	2,655	2,911	2,848	1,752	2,848
Allowance for originated loan and lease losses	$ 54,987	$ 54,424	$ 53,743	$ 52,195	$ 50,811	$ 54,987	$ 50,811

Total loans and leases	$ 4,995,540	$ 4,829,152	$ 4,729,581	$ 4,634,594	$ 4,822,607	$ 4,995,540	$ 4,822,607
Less:
Total acquired loans and leases	422,652	457,922	509,028	561,103	590,654	422,652	590,654
Total originated loans and leases	$ 4,572,888	$ 4,371,230	$ 4,220,553	$ 4,073,491	$ 4,231,953	$ 4,572,888	$ 4,231,953

Allowance for loan and lease losses related to originated loans and leases as a percentageof originated loans and leases	1.20%	1.25%	1.27%	1.28%	1.20%	1.20%	1.20%

(*) Previously reported amounts January 1, 2015have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

Contact:
Carl M. Carlson
Brookline Bancorp, Inc.
Chief Financial Officer
(617) 425-5331
ccarlson@brkl.com

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